SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 21, 2007

PRIMUS TELECOMMUNICATIONS GROUP, INCORPORATED

(Exact name of registrant as specified in its charter)

Delaware	0-29092	54-1708481
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

7901 Jones Branch Drive, Suite 900, McLean, VA 22102

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (703) 902-2800

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On May 21, 2007, the private equity funds (the “Funds”) managed by subsidiaries of AIG Capital Partners, Inc. (“AIGCP”), that have held an ownership interest in Primus Telecommunications Group, Incorporated (“Primus”) since December 2002, adopted a pre-arranged stock trading plan which authorizes the sale of up to eight million shares, approximately 48% of the shares beneficially-owned by the Funds, over time as part of a long-term strategy for asset diversification and liquidity. The stock trading plan was adopted in accordance with guidelines specified under Rule 10b5-1 of the Securities and Exchange Act of 1934 (the “Plan”). The Plan replaces a pre-arranged stock trading plan which had expired. Under the terms of the Plan, the Funds have instructed their broker to sell, under various price and volume parameters, common shares over the next two years, which, if all were sold, would leave the Funds with beneficial ownership of approximately fifty-two percent (52%) of their current holdings.

Rule 10b5-1 allows stockholders to adopt written pre-arranged stock trading plans subject to certain restrictions. Using these plans, stockholders can gradually diversify their investment portfolios, can spread stock trades out over an extended period of time to reduce market impact of large sale transactions and can avoid concerns about whether they had material, non-public information when they sold their stock. Such plans may be initiated only when the stockholders are not in possession of material and non-public information. The rule allows stockholders adopting such plans to sell shares over a specified amount of time, at specific prices in the future, even if subsequent material and non-public information becomes available to them.

Forward-looking statements

Certain statements in this document including, but not limited to, the timing of sales to be made under the Funds’ sales plan and the number of shares to be sold are forward-looking statements that are subject to risks and uncertainties that could cause results to be materially different than expectations. Such risks and uncertainties include, but are not limited to, changes the Funds may make to their sales plan at a time when they are not in possession of material, non-public information, suspension or termination of the sales plan by the Funds or their broker, and other risks detailed from time to time in the reports the Company files with the Securities and Exchange Commission. These forward-looking statements are not guarantees of future performance and speak only as of the date of this document. The Company disclaims any obligation to update these forward-looking statements.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRIMUS TELECOMMUNICATIONS GROUP, INCORPORATED

Dated: May 24, 2007	By:	/s/ TRACY B. LAWSON
Tracy B. Lawson
Vice President – Corporate Controller (Principal Accounting Officer)